SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                FORM 8-K




              Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934







                            November 11, 1999
               Date of Report(Date of earliest event reported)




                             Euphonix, Inc.
          (Exact name of registrant as specified in its charter)




California                      0-26516                   77-0189481
(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)              Identification No.)
incorporation)







   220 Portage Avenue, Palo Alto, California                      94306
   (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code:  (650) 855-0400














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Item 7. Financial Statements

b) Unaudited Pro-Forma Condensed Consolidated Financial Statements


   The following unaudited pro forma consolidated balance sheet as of September 30, 1999 gives effect to the financial impact of the conversion of the $2 million promissory note into common stock in October 1999, and the $1.75 million private placement of our common stock in November 1999. The pro forma consolidated balance sheet as of September 30, 1999 gives pro forma effect to these events as if such transactions were consummated on that date. We have not presented a pro forma statement of operations as these events do not have any impact on our results of operations.

     The Unaudited Pro Forma Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements and notes thereto that are included in our Form 10-K filed with the Securities and Exchange Commission on April 26, 1999. The Unaudited Consolidated Pro Forma Financial Statements have been prepared by our management and are not necessarily indicative of the presentation of our balance sheet or results of operations for any future period.






                                           September 30, 1999
                               ----------------------------------------------
                                  Euphonix          Pro Forma        Euphonix
                                 Historical        Adjustments       Pro Forma
                                (unaudited)
                               --------------     --------------  --------------

Current assets
 Cash & short term investments  $    153,952    $  1,442,699 A,B   $  1,596,651
 Accounts receivable               1,723,041        (440,708)         1,282,333
 Inventory                         6,505,627         645,162          7,150,789
 Prepaid and other expenses          352,755         (16,366)           336,389
 Total current assets           -------------   -------------      ------------
                                   8,735,375       1,630,787         10,366,162
Property and equipment (net)       1,706,194          31,020          1,737,214
Deposits & other assets              300,860          (2,868)           297,992
                                -------------   --------------     ------------
 Total assets                   $ 10,742,429      $1,658,939        $12,401,368
                                =============   ==============     ============
Current Liabilities
 Accounts payable               $  1,231,279      $  (18,550)       $ 1,212,729
 Accrued payroll and related
  liabilities                        525,035          14,590            539,625
 Accrued warranty                    519,591           7,152            526,743
 Accrued commissions                  81,123         (32,694)            48,429
 Sales tax payable                     9,131           4,287             13,418
 Other accrued liabilities           493,799         728,401          1,222,200
 Customer deposits                   328,517         285,591            614,108
 Short term portion capital leases     4,713          (1,685)             3,028
                                -------------   --------------     ------------
 Total current liabilities         3,193,188         987,092          4,180,280

Long term portion capital leases       2,282           ---                2,282
Convertible notes (includes accrued
interest of $87,701)               4,187,701      (2,048,843)A        2,138,858
Deferred income taxes                200,000           ---              200,000
Shareholders' Equity:
 Common Stock                          7,957           3,777 A,B         11,734

 Additional paid-in capital       16,975,313       3,813,257 A,B     20,788,570
 Accumulated other comprehensive
  income                              62,989          (6,068)            56,921

 Accumulated deficit             (13,887,001)     (1,090,276)       (14,977,277)
                               --------------  ----------------    ------------
Total Shareholders' equity         3,159,258       2,720,690          5,879,948
                               --------------  ----------------    ------------
Total liabilities and shareholders'
equity                         $  10,742,429      $1,658,939        $12,401,368
                               ==============  ===============     ============


Notes to Unaudited Pro-Forma Condensed Consolidated Financial Data

(A) In April 1999, the Company executed a secured promissory note with existing investors under which the Company may draw up to $2 million through July 31, 1999. During the quarter ended June 30, 1999, the Company received the entire $2 million under the agreement. In October 1999, the Company converted the April 1999 secured promissory note of $2.0 million principal and $66,990 accrued interest into 1,981,014 shares of common stock of the Company at $1.03 per share.

(B) In November 1999, existing and new investors purchased $1.75 million of 1,581,706 shares of common stock of the Company at $1.1064 per share.




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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: November 23, 1999                     By:  /s/ Barry Margerum
                                             Barry Margerum
                                             Chief Executive Officer, President
                                             and Director





























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